EXHIBIT 23.01


     The Board of Directors
     LaSalle Partners Incorporated:


     We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial
     Data" and "Experts" in the Prospectus.


     Chicago, Illinois                           KPMG Peat Marwick LLP
     April 23, 1997